UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Newcastle Investment Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED MAY 28, 2015

TO

PROXY STATEMENT DATED APRIL 17, 2015

ADJOURNMENT OF ANNUAL MEETING

On May 28, 2015, Newcastle Investment Corp. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 17, 2015 (the “Proxy”). At the Annual Meeting, the Company’s stockholders approved Proposal No. 1 and Proposal No. 2 described in the Proxy before the Annual Meeting was adjourned. As of April 2, 2015, the record date for the Annual Meeting, 66,424,508 shares of common stock of the Company were eligible to vote.

The Company’s stockholders elected Stuart A. McFarland and Alan L. Tyson as Class I directors, each of whom will serve until the 2018 Annual Meeting of Stockholders or until their successors are elected and duly qualified. The Company’s stockholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

In addition, the vote with respect to Proposal No. 3 described in the Proxy, to approve the 2015 Newcastle Investment Corp. Nonqualified Option and Incentive Award Plan, was adjourned and has been rescheduled for June 25, 2015 at 9:00 a.m. Eastern Time, at the Sheraton New York Times Square Hotel, 811 7th Avenue, New York, New York. If you have not yet voted or wish to change your vote on Proposal No. 3 described in the Proxy, we urge you to vote by telephone or by the Internet by following the instructions provided on your proxy ballot.